Exhibit 8.1
                                                               -----------

              Subsidiaries of Aegean Marine Petroleum Network Inc.


Name of Subsidiary                                Jurisdiction of Incorporation
------------------                                -----------------------------

Aegean Marine Petroleum S.A                       Liberia
Aegean Bunkering Services Inc                     Marshall Islands
Aegean Investments S.A.                           Marshall Islands
Aegean Oil (USA) LLC                              United States
Aegean Holdings S.A.                              Marshall Islands
Aegean Shipholdings Inc.                          Marshall Islands
Aegean Marine Petroleum LLC                       United Arab Emirates
Aegean Bunkering (Gibraltar) Limited              Gibraltar
Aegean Bunkering (Jamaica) Limited                Jamaica
Aegean VII Shipping Ltd                           Malta
Aegean X Maritime Inc                             Marshall Islands
Baldwin Management Co.                            Marshall Islands
Carmel Investments Corp.                          Marshall Islands
Clyde Shipping Corp.                              Marshall Islands
Evian Enterprises Co.                             Marshall Islands
Pontos Navigation Inc.                            Marshall Islands
Sea Breezer Marine S.A.                           Marshall Islands
Tiffany Marine S.A.                               Marshall Islands
Venus Holdings Co.                                Marshall Islands
Amorgos Maritime Inc.                             Marshall Islands
Kimolos Maritime Inc.                             Marshall Islands
Kithnos Maritime Inc.                             Marshall Islands
Milos Maritime Inc.                               Marshall Islands
Mykonos Maritime Inc.                             Marshall Islands
Naxos Maritime Inc.                               Marshall Islands
Paros Maritime Inc.                               Marshall Islands
Santorini Maritime Inc.                           Marshall Islands
Serifos Maritime Inc.                             Marshall Islands
Syros Maritime Inc.                               Marshall Islands
Ocean Dynamic Corp.                               Marshall Islands
Sea Global S.A.                                   Marshall Islands
Aegean Bunkering (Singapore) Pte. Ltd             Singapore
Baltic Navigation Company                         Marshall Islands
Carnaby Navigation Inc.                           Liberia
Mare Vision S.A                                   Marshall Islands
Benmore Services S.A.                             Liberia
Tasman Seaways Inc                                Liberia
Santon Limited                                    Liberia
Ingram Enterprises Co                             Liberia
Eton Marine Ltd                                   Liberia
Aegean Breeze Shipping Pte. Ltd.                  Singapore
Aegean Tanking S.A                                Liberia
Ouranos Tanking S.A                               Liberia
Aegean Tiffany Shipping Pte. Ltd.                 Singapore
Milos Shipping (Pte.) Ltd                         Singapore
Serifos Shipping (Pte.) Ltd                       Singapore
Tinos Marine Inc                                  Liberia
Sifnos Marine Inc                                 Liberia
Andros Marine Inc                                 Liberia
Dilos Marine Inc                                  Liberia
Ios Marine Inc                                    Liberia
Aegean (Fujairah) Bunkering S.A                   Marshall Islands
Cephallonia Marine S.A                            Liberia
Ithaki Marine S.A                                 Liberia
Kerkyra Marine S.A                                Liberia
Kythira Marine S.A                                Liberia
Lefkas Marine S.A                                 Liberia
Paxoi Marine S.A                                  Liberia
Zakynthos Marine S.A                              Liberia
AMPN USA LLC                                      United States